Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS THIRD QUARTER 2023 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its third quarter ended September 30, 2023.

GAAP net income attributable to Ares Management Corporation was $61.8 million for the quarter ended September 30, 2023. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.30 for the quarter ended September 30, 2023.

After-tax realized income was $261.1 million for the quarter ended September 30, 2023. After-tax realized income per share of Class A and non-voting common stock was $0.83 for the quarter ended September 30, 2023. Fee related earnings were $274.2 million for the quarter ended September 30, 2023.

“Despite a more challenging market, we continued to deliver for our investors and shareholders in the third quarter with strong fund performance and continued growth in our key financial metrics,” said Michael Arougheti, Chief Executive Officer and President of Ares. “We had our second highest ever quarter of fundraising with gross new commitments totaling nearly $22 billion supported by our consistent performance through market cycles and our market leadership across our diversified global private credit strategies.”

“Our quarterly deployment has continued to improve sequentially this year as we gain share from traditional providers in a slower market environment,” said Jarrod Phillips, Chief Financial Officer of Ares. “Our available capital balance surpassed $100 billion for the first time in our firm’s history which provides us with significant visibility on further margin expansion and future earnings growth.”

Common Dividend

Ares declared a quarterly dividend of $0.77 per share of its Class A and non-voting common stock, payable on December 29, 2023 to its Class A and non-voting common stockholders of record at the close of business on December 15, 2023.

Dividend Reinvestment Program

Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on December 29, 2023. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information

Ares issued a full detailed presentation of its third quarter 2023 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2023 Earnings Presentation.”

Conference Call and Webcast Information

Ares will host a conference call on October 31, 2023 at 11:00 a.m. (Eastern Time) to discuss third quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (877) 407-0890. International callers can access the conference call by dialing +1 (201) 389-0918. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 28, 2023 to domestic callers by dialing +1 (877) 660-6853 and to international callers by dialing +1 (201) 612-7415. For all replays, please reference access code 13740717. An archived replay will also be available through November 28, 2023 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, private equity, real estate and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of September 30, 2023, Ares Management Corporation's global platform had approximately $395 billion of assets under management with approximately 2,800 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Greg Mason	Cameron Rudd
cdrake@aresmgmt.com	gmason@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(800) 340-6597	(800) 340-6597

2